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                                                                   Exhibit 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

     EMPLOYMENT AGREEMENT, dated as of July 31, 1994, between DR International, Inc., a Delaware corporation (the "Company") and Thomas J. Snyder ("Employee").

                                  Background
                                  ----------

     DRI wishes to retain the services of Employee to assist in the management of the Company.

                                     Terms
                                     -----

     In consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1.   Position.  During the term of his employment with the Company
          --------
hereunder, Employee shall serve as President and Chief Operating Officer of the Company and DRA, Inc., a subsidiary of the Company.

     Employee shall diligently devote his entire business skill, time and effort to his employment hereunder; provided, however, that he shall be entitled
                             --------  -------
annually to vacation and sick leave pursuant to policies adopted by the Company from time to time for senior executive officers of the Company. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of Employee's obligations hereunder, Employee may (a) serve as a director or trustee of any charitable or non-profit entity and of not more than two for profit business corporations so long as such entities are not, directly or indirectly in competition with the Company or any entity directly or indirectly controlling, controlled by or under common control with the Company (an "Affiliate"); and (b) acquire solely as an investment any securities so long as (i) he remains a passive investor in such entity and (ii) such entity is not, directly or indirectly, in competition with the Company or any Affiliate.

     2.   Term of Employment.  Employee's term of employment by the Company
          ------------------
under this Agreement shall begin on the date hereof and shall continue for a period of 60 months (the "Employment Term") (the termination date being hereafter referred to as the "Normal Termination Date") and shall continue for successive additional 12 month periods thereafter (each continued term, the "Extended Employment Term") unless written notice to the contrary is given by either party to the other at least one hundred eighty (180) days prior to the then current termination date, unless sooner terminated as hereinafter provided.

     3.   Compensation.  As compensation for the services contemplated hereby,
          ------------
Employee shall receive during the Employment Term and each Extended Employment Term a base salary equal to $200,000 per annum to be paid semi-monthly in equal installments. Such salary rate shall be subject to annual merit increase reviews by the Board of Directors (such salary as adjusted from time to time being the "Base Salary").
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     4.   Other Payment; Bonus.  In addition to the compensation provided to
          --------------------
Employee in Section 3 hereof, Employee shall receive, during the Employment Term and each Extended Employment Term, at the discretion of the Board of Directors, and subject to annual review, an annual performance bonus based on individual criteria and/or executive incentive programs to be determined from time to time by the Board of Directors (the "Performance Bonus").

     5.   Employment Benefits.  Employee shall be entitled to participate,
          -------------------
during the Employment Term and each Extended Employment Term, in all medical benefit plans, hospitalization plans, group life insurance, long term disability or other employee welfare benefit plans (collectively, the "Group Insurance Plans") and any pension plans (including any supplemental executive retirement plans) that may be provided by the Company or its subsidiaries to senior executive officers from time to time during the Employment Term or Extended Employment Term, as the case may be.

     6.   Expenses.  The Company shall pay or reimburse Employee for any
          --------
expenses reasonably incurred by him in furtherance of his duties hereunder, including, but not limited to, reasonable expenses for traveling, meals and hotel accommodations, and business related entertainment upon submission by him of appropriate documentation thereof, all so prepared in compliance with such policies and procedures relating thereto as the Company may from time to time adopt.

     7.   Termination.
          -----------

          (a)   Termination by Company for Cause or Without Cause.  The Company
                -------------------------------------------------
may terminate this Agreement and (except as provided below) all of the Company's obligations hereunder, either for "Cause" or "Without Cause." Such termination shall be effected by notice thereof delivered by the Company to Employee, and shall be effective as of the date of such notice. In the event that Employee is terminated by the Company for Cause, Employee shall be entitled to receive all Base Salary earned and accrued to the date of termination, but all other rights of Employee hereunder shall terminate as of the effective date of Employee's termination, except as otherwise provided by law.

          In the event that Employee is terminated by the Company Without Cause, Employee shall be entitled (i) to receive all payments due as Base Salary to the end of the then current Employment Term or Extended Employment Term, as the case may be but in no event less than 12 months following the date of termination of employment, as and when the same would have otherwise been payable had Employee not been terminated, (such term, the "Continuation Period"), (ii) to receive a pro rata portion of any Performance Bonus for the year in which Employee is terminated which shall be payable at the time such bonus would have otherwise been payable had Employee not been terminated, (iii) to continue to participate in the Group Insurance Plans during the Continuation Period and (iv) if Employee is then otherwise eligible for early retirement under the Company's pension plan for salaried employees, then Employee shall be entitled to retire and receive the "Accelerated Early Retirement Pension." The

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"Accelerated Early Retirement Pension" is the pension benefit that Employee would have otherwise received at normal retirement at age 62 (based on credited service at the date of such election of the Accelerated Early Retirement Pension, unreduced actuarially for age (that is, due to the early retirement before age 62) and unreduced for outside earnings irrespective of the amount of such earnings, but all other rights of Employee hereunder shall terminate as of the date of Employee's termination, except as otherwise provided by law. To the extent the Accelerated Early Retirement Pension (as described above) may not be paid from the Company's qualified salaried pension plan, such amount shall be paid directly by the Company.

          As used herein, (i) "Cause" means (A) the Employee's conviction of a felony which constitutes a crime involving moral turpitude and results in harm to the Company or any of its Affiliates; or (B) a judicial determination that Employee has committed fraud, misappropriation or embezzlement against any person; or (C) the Employee's failure to comply with the terms of this Agreement and/or the Employee's willful or gross and repeated neglect of duties hereunder, or willful or gross and repeated misconduct in the performance of such duties, in each instance so as to cause material harm to the Company or any of its Affiliates, determined in good faith by its Board of Directors and after written notice to Employee by the Board of Directors specifying the manner in which the Board of Directors believes that such failure, neglect or misconduct has occurred; and the failure by the Employee to cure such failure, neglect or misconduct within thirty (30) days after written notice from the Board of Directors and, if requested by Employee within such 30-day period, after Employee has had the opportunity to meet and discuss such failure with such Board of Directors, and (ii) "Without Cause" means any termination of Employee other than for Cause, resignation, Total Disability or death, and shall include material and substantial diminution of Employee's duties and authorities hereunder, as compared with his duties and authorities as of the date hereof or a demotion from the office of President (individually or collectively, a "Demotion").

          (b)   Resignation of Employee.  In the event that Employee resigns
                -----------------------
(except in the case of resignation due to Total Disability or following a Demotion) during the Employment Term or any Extended Employment Term, Employee shall be entitled to receive all Base Salary earned and accrued to the date of resignation, but all other rights of Employee hereunder shall terminate as of the date of Employee's resignation, except as otherwise provided by law.

          (c)   Employee's Total Disability.  In the event that Employee is
                ---------------------------
terminated by the Company or Employee resigns due to Employee's Total Disability, Employee shall be entitled to receive all Base Salary earned and accrued to the date of termination or resignation plus Base Salary for a period of 12 months following the date of termination or resignation as and when the same would otherwise have been payable had Employee not been terminated or not resigned, and a pro rata portion of any Performance Bonus for the year in which Employee is terminated which shall be payable at the time such bonus would have otherwise been payable had Employee not been terminated or not resigned, and shall be entitled to continue to participate in the Group Insurance Plans for a period of 12 months following the date of termination or resignation, but all other rights of Employee hereunder shall terminate as of the date of Employee's termination or resignation, except as otherwise provided by law.

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     As used herein, "Total Disability" shall mean any physical or mental ailment or incapacity as determined by a licensed physician agreed to by the Company and Employee (or, in the event that Employee and the Company cannot so agree, by a licensed physician agreed upon by a physician selected by Employee and a physician selected by the Company), which prevents the Employee from performing the duties incident to the Employee's employment hereunder which has continued for a period of either (i) ninety (90) consecutive days in any 12-month period or (ii) one hundred eighty (180) total days in any 12-month period, and which is expected to be of permanent duration. Employee shall permit such physician to examine Employee from time to time prior to Employee's being determined to be Totally Disabled, as reasonably requested by the Company, to determine whether Employee has suffered a Total Disability hereunder.

          (d)   Death.  In the event that Employee dies during the Employment
                -----
Term, Employee's estate shall be entitled to receive all Base Salary earned and accrued to the date of death plus Base Salary for a period of 12 months following the date of death as and when the same would otherwise have been payable had Employee not died, and a pro rata portion of any Performance Bonus for the year in which Employee is terminated which shall be payable at the time such bonus would have otherwise been payable had Employee not died, and his spouse and dependents shall be entitled to participate in the Group Insurance Plans for a period of 12 months following the date of Employee's death, as well as any other benefits payable under any then current life insurance policy provided to Employee pursuant to Section 5 hereof, but all other rights of Employee hereunder shall terminate, except as otherwise provided by law.

     8.   Protection of Confidential Information.
          --------------------------------------

          (a)   Covenant.  Employee acknowledges that his employment by the
                --------
Company will, throughout the term of this Agreement, bring him into close contact with many confidential affairs of the Company and its Affiliates, including information concerning the Company's finances and operating results, its markets, key personnel, operational methods and other business affairs and methods, technical data, computer software and other proprietary intellectual property, other information not readily available to the public, and plans for future developments relating thereto. Employee further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, the Employee covenants and agrees that he will:

          (i) keep secret all confidential matters of the Company and its Affiliates known to him which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company and its Affiliates, wherever located, either during or after the term of this Agreement except with the Company's prior written consent.

          (ii) promptly disclose to the Company, and that the Company will own all right, title and interest in, all inventions, computer software and other intellectual property (the "Intellectual Property") which he conceives or develops during the course of his employment (excluding that which he conceives or develops without the use of the time,

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     resources or facilities of the Company or its Affiliates and which does not relate to the past, present or prospective activities of the Company or its Affiliates), will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company considers necessary to vest, perfect, patent, maintain or defend the Company's right, title and interest in the Intellectual Property; and

          (iii) deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports, computer discs and other documents (and all copies thereof) relating to the business of the Company or its Affiliates which he obtained or developed while employed by, or otherwise serving or acting on behalf of, the Company or its Affiliates and which he may then possess or have under this control or relating to the Intellectual Property.

          (b)    Specific Remedy.  If Employee commits a breach of any of the
                 ---------------
     provisions of paragraph 8(a), the Company and its Affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

     9.  Covenant Not to Compete.
         -----------------------

          (a)    Covenant.  Upon termination of the Employment Term or Extended
                 --------
     Employment Term, as the case may be, during the Restriction Period, Employee will not (i) directly or indirectly, engage in, represent in any way, be connected with, become employed by or have any interest in any business or activity in the United States competing in any manner with any businesses carried on by the Company or its Affiliates at the time of such termination, or (ii) solicit, employ, retain as a consultant, interfere with or attempt to entice away from the Company or its Affiliates any individual who is, has agreed to be or within one year of such solicitation, employment, retention, interference or enticement has been, employed or retained by the Company or any of its Affiliates in a senior executive capacity. As used herein, "Restriction Period" means one year following the date of termination of the Employment Term or Extended Employment Term, as the case may be.

          (b)    Specific Remedy.  If Employee commits a breach of the
                 ---------------
     provisions of paragraph 9(a), the Company and its Affiliates shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and that money damages will not provide an adequate remedy to the Company and its Affiliates.

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        10.  Independence, Severability and Non-Exclusivity. Each of the rights
             ----------------------------------------------
and remedies enumerated in paragraphs 8(b) and 9(b) shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company or its affiliates under the law or in equity. If any of the provisions contained in paragraph 8(a) or 9(a) or if any of the rights or remedies enumerated in paragraph 8(b) or 9(b) is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions. If the courts of any one or more jurisdictions shall hold all or any part of such provisions wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination shall not bar or in any way affect the Company's or its Affiliates' right to relief in the court of any other jurisdiction as to failures to observe such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction, being, for this purpose, severable into diverse and independent provisions. If any of the provisions contained in paragraph 8(a) or 9(a) is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form such provision shall then be enforceable.

        11.  Assignment of Employee Benefits; Successors and Assigns. Absent the
             -------------------------------------------------------
prior written consent of the Company, and subject to the laws of descent and distribution, Employee shall have no right to exchange, convert, encumber or dispose of the rights of Employee to receive benefits and payments under this Agreement, which payments, benefits and rights thereto are non-assignable and non-transferable. This Agreement shall inure to the benefit of and shall be binding upon the Company and Employee and, subject to the preceding sentence, their respective heirs, executors, personal representatives, successors and assigns. Nothing in this Section 11, however, shall prevent Employee from making assignments or transfers for purposes of personal estate planning.

        12.  Notices.  All notices hereunder shall be given in writing by
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personal delivery or by registered or certified mail addressed to the Company at its principal place of business and to Employee at his residence address as then listed in the Company's records.

        13.  Arbitration. Any controversy or claim arising out of or relating to
             -----------
this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon such award rendered by the arbitrators(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York City unless another location shall be mutually agreed to by the parties at the time of arbitration. In any dispute between the parties as to which Employee is sustained on the claim(s) by or against him, the Company shall pay all legal fees and other related expenses incurred by Employee in connection with the dispute over such claim(s). If more than one claim is involved in any dispute and if Employee is sustained as to one or more of such claims but not as to all of such claims, there shall be a reasonable allocation of applicable expenses. The Company will reimburse Employee for those legal expenses and other related expenses determined by the arbitrator(s) or

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by the consent of the parties to be allocable to the claim or claims as to which the Employee is upheld.

        14.  General.
             -------

             (a)  Governing Law. This Agreement shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the State of Indiana, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

             (b)  Captions. The section headings contained herein are for
                  --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

             (c)  Entire Agreement. This Agreement sets forth the entire
                  ----------------
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

             (d)  No Other Representations. No representation, promise or
                  ------------------------
inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

             (e)  Amendments; Waivers. This Agreement may be amended, modified,
                  -------------------
superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the 31st day of July, 1994.

                                    DR International, Inc.


                                    By:  /s/ Harold K. Sperlich
                                         ----------------------------


                                         /s/ Thomas J. Snyder
                                    ---------------------------------
                                    Thomas J. Snyder

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